UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the registrant [  ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]   Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant Rule 14a-12

NUTRA PHARMA CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NUTRA PHARMA CORP.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS ________________, 2015

A Special Meeting of Shareholders of Nutra Pharma Corp., a California corporation, will be held at 10:00 a.m., local time, on _________________, 2015, at the offices of Nutra Pharma Corp., 12502 West Atlantic Blvd., Coral Springs, FL  33071 for the following purposes:

1.

To approve a 1-for-40 reverse stock split of our issued and outstanding shares of common stock.

2.

To transact such other business as may properly come before the special meeting or any adjournment thereof.

The foregoing item of business is more fully described in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on March 6, 2015 are entitled to notice of and to vote at the special meeting or any postponement or adjustment thereof.

All shareholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

/s/ Rik J. Deitsch

Rik J. Deitsch, President

Coral Springs, Florida

March _____, 2015

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. ANY PROXY GIVEN BY YOU MAY BE REVOKED BY WRITTEN NOTIFICATION TO THE COMPANY’S SECRETARY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING IN PERSON AND VOTING BY BALLOT.

NUTRA PHARMA CORP.

12502 WEST ATLANTIC BLVD.

CORAL SPRINGS, FL 33071

PRELIMINARY PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The accompanying proxy is solicited on behalf of Nutra Pharma Corp., a California corporation (“we,” “our,” “us,” or the “Company”), by our board of directors for use at our Special Meeting of Shareholders to be held at 10:00 a.m. local time on ________________, 2015, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at the offices of Nutra Pharma Corp., 12502 Atlantic Blvd., Coral Springs, Florida  33071.

These proxy solicitation materials were first distributed on or about March ______, 2015 to all shareholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Our authorized capital stock consists of 2,000,000,000 shares of common stock at a par value of $0.001 per share. Holders of common stock are entitled to one vote per share. They are not entitled to cumulative voting rights.

Shareholders of record at the close of business on March 6, 2015 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. On the record date, there were issued and outstanding 1,510,950,321 shares of our common stock, par value $0.001 per share. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of our common stock represented at the special meeting and entitled to vote on the subject matter is required to approve the 1-for-40 reverse stock split of the issued and outstanding shares of common stock (the “Reverse Stock Split”).

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how you would like your shares voted. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Uninstructed shares will be considered as present but not entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) to approve the Reverse Stock Split; and (2) as the persons specified in the proxy deem advisable on any such other matters as may come before the special meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The written notice of revocation or duly executed proxy bearing a later date should be addressed to Secretary, Nutra Pharma Corp., 12502 West Atlantic Blvd., Coral Springs, Florida  33071.

Solicitation

This proxy is solicited on behalf of our board of directors. We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was made available to shareholders preceding this proxy statement on the website of the Securities and Exchange Commission, or SEC, located at www.sec.gov, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

We will provide, without charge, a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC to each shareholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL

PROPOSAL TO APPROVE A REVERSE STOCK SPLIT

General

Our board of directors has approved a 1-for-40 reverse stock split of our issued and outstanding shares of common stock (the “Reverse Stock Split”).

The corporate action provides for the combination of our presently issued and outstanding shares of common stock into a smaller number of shares of identical Common Stock. This is known as a "reverse stock split." Under the proposal, each forty (40) shares of our presently issued and outstanding common stock as of the close of business on the effective date will be converted automatically into one (1) share of our post-reverse stock split common stock. Fractional shares and "odd lots" will rounded up to the nearest whole share. If you have one share prior to the reverse split you will still have one share as a result of the reverse stock split.

Each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as he or she did immediately prior to the reverse stock split, except for adjustments required due to the treatment of fractional shares and "odd lots."  The Reverse Stock Split does not change the number of authorized shares of common stock.

Our board of directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to abandon the Reverse Stock Split if, at any time prior to the approval of FINRA, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed.

Reasons for Proposed Reverse Stock Split

Our board of directors believes that, among other reasons, the number of outstanding shares of common stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates. Our board of directors proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our board of directors believes that the Reverse Stock Split could increase the stock price of our common stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our common stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of common stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our common stock may be based on our performance and other factors as well.

Our common stock is currently quoted on the OTC Pink marketplace, operated by OTC Market Groups, Inc. under the symbol “NPHC.” A higher per share price for the common stock may enable the Company to meet minimum bid price criteria for initial listing of the common stock on a national securities exchange at such time as we implement our future business plans.

Because trading of our common stock is conducted in the over-the-counter market and at less than $0.001, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock.

The board of directors believes that the Reverse Stock Split also could result in a broader market for our common stock than the current market.  Many investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $0.001 per share.  The Reverse Stock Split is anticipated to result in a price increase for our common stock relieving, to some extent, the effect of such limitations on the market for our common stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our common stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our common stock has or may have a negative effect on our ability to use our common stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of common stock issued and outstanding from 1,510,950,321 shares as of March ___, 2015 to 37,773,759 shares. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the company or proportionate voting power. The common stock issued and outstanding after the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of common stock, more shares of common stock are available for issuance as a result of the Reverse Stock Split. The board of directors believes that the availability of more shares of common stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of common stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split:

Pre-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued

2,000,000,000	1,510,950,321	489,049,679

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued

2,000,000,000	37,773,759	1,962,226,241

We have not entered into any plans or proposals to issue any of the shares that will be newly available following the Reverse Stock Split. Our board of directors is also mindful about the potential dilutive effect on existing shareholders. For the reasons discussed in this proposal, our board of directors has approved and recommended the Reverse Stock Split.

Potential Effects of Proposed Reverse Stock Split

If our shareholders approve the Reverse Stock Split and our board of directors effects it, the Reverse Stock Split will affect all holders of our common stock uniformly. The Reverse Stock Split will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of our common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power.

The Reverse Stock Split will not change the terms of our common stock. After the Reverse Stock Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

Our common stock will continue to be quoted on the OTC Pink marketplace, operated by OTC Markets Group, Inc., under the symbol “NPHC.”

After the effective time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares of our common stock outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Potential Anti-Takeover Aspects

Because of the increase in the authorized but unissued shares of common stock resulting from the Reverse Stock Split, such shares of authorized and unissued common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, for a takeover of the Company. Although the board of directors does not have the present intention to use the excess authorized shares as an anti-takeover device, the issuance of additional common stock could have the effect of diluting the stock ownership of persons seeking control of the Company and the possibility of such dilution could have a deterrent effect on persons seeking to acquire control. For example, shares of common stock can be privately placed with purchasers who support a board of directors in opposing a tender offer or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction. Accordingly, the power to issue additional shares of common stock could enable the board of directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent board of directors.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our common stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post- Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post- Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of shares of our common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of shares of post- Reverse Stock Split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular shareholder in light of their personal circumstances or to shareholder who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Stock Split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share of less than one share.  Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split, except for those shareholders receiving whole shares of Common Stock in lieu of a fractional share of less than one share (as described below). The holding period for shares of common stock after the Reverse Stock Split will include the holding period of shares of common stock before the Reverse Stock Split, provided that such shares of common stock are held as a capital asset at the effective time of the Reverse Stock Split. The adjusted basis of the shares of common stock after the Reverse Stock Split will be the same as the adjusted basis of the shares of common stock before the Reverse Stock Split, excluding the basis of fractional shares of less than one share.

A shareholder who receives one whole share of common stock in lieu of a fractional share of less than one share generally may recognize gain in an amount not to exceed the excess of the fair market value of such one whole shares over the fair market value of the fractional share of less than one share to which the shareholder was otherwise entitled.

Dissenters’ Rights

Under the California Corporation Code, shareholders will not be entitled to dissenters’ rights with respect to the Reverse Stock Split, and we do not intend to independently provide shareholders with such rights.

Vote and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Reverse Stock Split.

* * * *

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO EFFECT A 1-FOR-40 REVERSE STOCK SPLIT.

Security Ownership of Principal Shareholders, Directors, and Officers

The following table sets forth, as of March 6, 2015, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of
Beneficial Ownership	Shares Owned	Ownership

Rik J. Deitsch Chief Executive Officer/President 12502 W. Atlantic Blvd. Coral Springs, FL 33071	211,954,334	14.0%

Dr. Stewart Lonky Director 12936 Discovery Creek Playa Vista, CA 90094	30,308,000	2.0%

Harold Rumph Director 1537 NW 65th Avenue Plantation, FL 33313	46,467,000	3.0%

Garry Pottruck Director 10768 NW 18th Court Coral Springs, FL 33071	27,951,000	1.9%

All executive officers and directors as a group (4) persons	316,680,334	20.9%

INTEREST OF OFFICERS AND DIRECTORS IN MATTERS TO BE ACTED UPON

Our officers and directors are the beneficial owners of 316,680,334 shares of our common stock.  They will not receive any extra or special interest related to his ownership of such shares in connection with the Reverse Stock Split that is not shared on a pro-rata basis by all other holders of common stock.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholder proposals that are intended to be presented by shareholders at the special meeting of shareholders must be received by us within the time periods described below in order to be included in the proxy statement and form of proxy relating to such meeting. Under rules prescribed by the SEC, shareholders must follow certain procedures to introduce an item of business at a special meeting of shareholders. In general, to be timely under these rules, notice of such business related to this special meeting of shareholders must comply with the requirements in our bylaws and must be received by us at a reasonable time before we begin to print and mail our proxy materials.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for this special meeting, except in circumstances where (i) we receive reasonable notice of the proposed matter, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Dated: March ____, 2015

Nutra Pharma Corp. 12502 West Atlantic Blvd. Coral Springs, FL 33071	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to: Nutra Pharma Corp. 12502 West Atlantic Blvd. Coral Springs, FL 33071

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUTRA PHARMA CORP.

The Board of Directors recommends a vote “for” each proposal.

		For	Against	Abstain

1.	To effect a 1-for-40 reverse stock split	☐	☐	☐

2.	And upon such other matters that may properly come before the special meeting or any adjournment or adjournments thereof.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR EACH PROPOSAL SET FORTH ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Print Name:	Date	Signature (Joint Owners) Print Name:	Date

SPECIAL MEETING OF SHAREHOLDERS OF

NUTRA PHARMA CORP.

______________, 2015

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

This Proxy is Solicited on Behalf of the Board of Directors.

NUTRA PHARMA CORP.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Nutra Pharma Corp., a California corporation, hereby acknowledges receipt of the notice of special meeting of shareholders and proxy statement, each dated March ___, 2015 and hereby appoints Rik J. Deitsch, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Nutra Pharma Corp. to be held on March ____, 2015, at 10:00 a.m., local time, at 12505 West Atlantic Blvd., Coral Springs, Florida, 33071, and at any postponement, adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

FOR EACH OF THE MATTERS SET FORTH ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)